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                                                                    Exhibit 10.2

                   FORM OF ENDEAVOUR INTERNATIONAL CORPORATION
                 2004 INCENTIVE PLAN RESTRICTED STOCK AGREEMENT

      THIS RESTRICTED STOCK AGREEMENT (this "AGREEMENT") is made and entered into by and between ENDEAVOUR INTERNATIONAL CORPORATION, a Nevada corporation f/k/a Continental Southern Resources, Inc. (the "COMPANY") and ____________, an individual ("GRANTEE") on the ____ day of ________, 20__ (the "GRANT DATE"), pursuant to the Company's 2004 Incentive Plan (the "PLAN"). The Plan is incorporated by reference herein in its entirety. Capitalized terms not otherwise defined in this agreement shall have the meaning given to such terms in the Plan.

      WHEREAS, Grantee is an employee of the Company, and in connection therewith, the Company desires to grant to Grantee ________ shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), subject to the terms and conditions of this Agreement, with a view to increasing Grantee's interest in the Company's welfare and growth; and

      WHEREAS, Grantee desires to have the opportunity to be a holder of shares of the Company's Common Stock subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. GRANT OF COMMON STOCK. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (i) the Company grants to Grantee _______ shares of Common Stock ("RESTRICTED SHARES"), and (ii) Grantee shall have and may exercise all rights and privileges of ownership of such shares, including, without limitation, the voting rights of such shares and the right to receive any dividends declared in respect thereof.

            2. TRANSFER RESTRICTIONS.

                  (a) Generally. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, "TRANSFER") any Restricted Shares. The transfer restrictions imposed by this Section 2 shall lapse as to 100% percent of the Restricted Shares ________ __, 20__; provided, however, that, subject to Section 3, Grantee then is, and continuously since the Grant Date has been, an employee of the Company. The Restricted Shares as to which such restrictions so lapse are referred to as "VESTED SHARES."

                  (b) Dividends, etc. If the Company (i) declares a dividend or makes a distribution on Common Stock in shares of Common Stock, (ii) subdivides or reclassifies outstanding shares of Common Stock into a greater number of shares of Common Stock

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      or (iii) combines or reclassifies outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Grantee's Common Stock subject to the transfer restrictions of this
      Section 2 shall be proportionately increased or reduced so as to prevent the enlargement or dilution of Grantee's rights and duties hereunder. The determination of the Company's Board of Directors regarding such adjustments shall be final and binding.

                  (c) Extraordinary Transactions. If there is a Change in Control of the Company (as defined in the Plan), the transfer restrictions of this Section 2 shall automatically cease as of the effective date of such Change in Control, and all the Restricted Shares shall thereafter be 100% vested.

            3. FORFEITURE.

                  (a) Termination of Employment. If Grantee's employment with the Company is terminated by the Company or Grantee for any reason, then Grantee shall immediately forfeit all Restricted Shares which are not Vested Shares unless the Committee, in its discretion, determines that any or all of such Restricted Shares shall not be so forfeited.

                  (b) Forfeited Shares. All shares of Common Stock forfeited hereunder automatically shall revert to the Company and become canceled. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent that number of Restricted Shares which have not been forfeited hereunder. Upon the Company's request, Grantee agrees for himself and any other holder(s) to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing the unforfeited number of Restricted Shares.

            4. ISSUANCE OF CERTIFICATE.

                  (a) The Restricted Shares may not be Transferred until they become Vested Shares. Further, the Vested Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws in the opinion of counsel satisfactory to the Company. The Company shall cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Restricted Stock Agreement entered into between the registered owner of such shares and Endeavour International Corporation. A copy of the Plan and Agreement are on file in the office of the Secretary of Endeavour International Corporation at 1000 Main Street, Suite 3300, Houston, Texas 77002.

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Such legend shall not be removed from the certificate evidencing Restricted
Shares until such time as the restrictions imposed by Section 2 hereof have lapsed.

                  (b) The Certificate issued pursuant to this Section 4, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company. The Company shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

                  (c) As purchase consideration for the transfer of the Vested Shares, Grantee shall pay to Company an amount equal to the par value of each Vested Share. If the Employee fails to do so, the Company may withhold such amount due in the same manner as for tax withholding pursuant to Section 1 hereof before the Vested Shares are transferred to Grantee without restrictions.

            5. TAX REQUIREMENTS.

                  (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan and this Agreement.

                  (b) Share Withholding. With respect to tax withholding required upon any taxable event arising as a result of this Agreement, Participant may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant.

            6. MISCELLANEOUS.

                  (a) Certain Transfers Void. Any purported Transfer of shares of Common Stock in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to Transfer any interest or title in the purported transferee.

                  (b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

                  (c) Not an Employment or Service Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this

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      Agreement shall be construed or interpreted to create (i) any employment relationship between Grantee and the Company, its affiliates, its parent, subsidiaries or any of their affiliates, or (ii) any agreement by the Company to continue the directorship of the Grantee for any time period.

            (d)   DISPUTE RESOLUTION.

            (i) Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:

                  (1) After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

                  (2) Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties' arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the "AAA"). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section for the original appointment of such arbitrator.

                  (3) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Houston, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

                  (4)   The arbitration hearing shall be concluded within ten
            (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the

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            arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

                  (5) Except as set forth in Section 6(d)(ii), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

      No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

            (ii) Emergency Relief. Notwithstanding anything in this Section 6(d) to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party's rights under Section 6(d).

            (e) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

            (f) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement in one or more instances shall be

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deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

            (g) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

            (h) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of shares of Common Stock, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and Grantee's permitted assigns and upon death, estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

            (i) Community Property. Each spouse individually is bound by, and such spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

            (j) Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                           COMPANY:

                                           ENDEAVOUR INTERNATIONAL
                                           CORPORATION

                                           By:__________________________________
                                           Name:
                                           Title:

                                           Address: 1000 Main Street, Suite 3300
                                                    Houston, Texas  77002
                                           Telecopy No.: (713) 307-8794
                                           Attention: Secretary

                                           GRANTEE:

                                           _____________________________________
                                           Name:

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